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                          INDEPENDENT AUDITORS' CONSENT

The Boards of Trustees
ING Variable Products Trust:

We consent to the use of our reports dated February 7, 2003 as relates to the ING VP Growth and Value Portfolio, the ING VP Mid Cap Opportunities Portfolio, and the ING VP Growth Opportunities Portfolio (each a series of ING Variable Products Trust) incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.

Los Angeles, California
December 19, 2003